                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  __________

                                  FORM 8-A/A

                    FOR REGISTRATION OF CERTAIN CLASSES OF
                SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                             ALLIANT TECHSYSTEMS INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                 Delaware                                       41-1672694
--------------------------------------------           -----------------------
   (State of incorporation or organization)                   (IRS Employer
                                                            Identification No.)

   600 Second Street N.E., Hopkins, Minnesota                   55343-8384
---------------------------------------------          -----------------------
 (Address of principal executive offices)                       (Zip Code)



   If this form relates to the        If this form relates to the registrant
   registration of a class of         of a of securities pursuant
   securities pursuant to Section     to Section 12(g) of the Exchange Act and
   12(b) of the Exchange Act and      is effective pursuant to General
   is effective pursuant to           Instruction A.(d), please check the
   General Instruction A.(c), please following box. / / check the following box./X/

Securities Act registration file number to which this form relates, (if
applicable):       N/A
            --------------------

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                       Name of each exchange on which
to be so registered                       each class is to be registered
-------------------                       ------------------------------
Preferred Share Purchase Rights           New York Stock Exchange
-------------------------------           -----------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
--------------------------------------------------------------------------------
                                Title of class

ITEM 1. DESCRIPTION OF SECURITIES TO BE REGISTERED.
        ------------------------------------------

     On March 16, 1999, the Board of Directors of Alliant Techsystems Inc. (the "Company") approved the Third Amendment, dated as of March 16, 1999 (the "Amendment"), to the Rights Agreement, dated as of September 28, 1990, as amended (the "Rights Agreement"), between the Company and The Chase Manhattan Bank (successor to Chemical Bank and Manufacturers Hanover Trust Company), as Rights Agent. The Company amended the Rights Agreement to increase the exercise price of the Rights to $120.00 per one one-hundredth of a Preferred Share, subject to the adjustment.

     The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 4 and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.


ITEM 2. EXHIBITS.
        --------

        Exhibit
        Number         Exhibit
        ------         -------
          4            Third Amendment, dated as of March 16, 1999, to the
                       Rights Agreement

         99            Text of News Release, dated March 18, 1999

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   ALLIANT TECHSYSTEMS INC.


                                   By:   /s/CHARLES H. GAUCK
                                       ----------------------------------
                                       Name: Charles H. Gauck
                                       Title: Vice President and
                                              Secretary

Dated: March 23, 1999

                           ALLIANT TECHSYSTEMS INC.

                                  FORM 8-A/A

                                 EXHIBIT INDEX

The following exhibits are filed herewith electronically or incorporated herein by reference. The applicable Securities and Exchange Commission File Number is 1-10582.

Exhibit
 Number             Description of Exhibit                           Method of Filing
 ------             ----------------------                           ----------------
   4        Third Amendment, dated as of March 16,                    Filed herewith
            1999, to the Rights Agreement....................         electronically

  99        Text of News Release, dated March 18,                     Filed herewith
            1999.............................................         electronically